Exhibit 10.2

Execution Version

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of May 24, 2022 (this “Agreement”), is by and among HALOZYME THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), and certain of its Subsidiaries from time to time party hereto (collectively, together with the Borrower, the “Grantors”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for itself, the other lending institutions and L/C issuers (hereinafter, collectively, the “Lenders”) which are or may become parties to that certain Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders party thereto and the Administrative Agent (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Credit Agreement”), and the other Secured Parties.

WHEREAS, it is a condition precedent to the Administrative Agent’s and the Lenders’ willingness to make loans and otherwise extend credit to the Borrower under the Credit Agreement that each of the Grantors execute and deliver this Agreement in order to, among other things expressly provide a grant of a Lien on and a security interest in the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations under the Credit Agreement and the other Loan Documents, in each case as provided herein.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to continue to make loans and otherwise extend credit to the Borrower under the Credit Agreement, and to secure the Obligations under the Credit Agreement and the other Loan Documents, each of the Grantors agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

1.    Definitions.    All terms defined in the Uniform Commercial Code in effect on the date hereof in the State of New York (the “UCC”) and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as specified in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement; provided that the term “Obligations” hereunder shall be deemed to exclude Excluded Swap Obligations. In addition, the following terms have the following meanings:

“Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Collateral” has the meaning set forth in Section 2.1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Credit Agreement” has the meaning set forth in the introductory paragraph hereto.

“Excluded Accounts” means (a) deposit accounts used exclusively for payroll, taxes or employee benefits, (b) deposit accounts that are zero balance disbursement accounts, and (c) other deposit accounts maintained in the ordinary course of business containing cash amounts that do not exceed at any time $250,000 in the aggregate for all such accounts under this clause (c).

“Excluded Property” means (a) all assets or property (other than inventory or accounts) of the Grantors that would otherwise be included as Collateral but for the express terms of (i) any permit, lease, license, contract or other agreement or instrument constituting or applicable to such asset on the Closing Date (or at the time of the acquisition of such asset or property and with such terms not incurred for the purpose of excluding such assets or property from Collateral) or (ii) applicable Law (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity) that, in each case, prohibits the grant to any Secured Party of a security interest in and to such asset or property or under which the grant to any Secured Party of a security interest in and to such asset or property may impair the validity or enforceability of such asset or property or the contract or other agreement or instrument constituting or applicable to such asset (including, without limitation, any United States intent-to-use trademark applications); provided, however, that such assets or property shall constitute “Excluded Property” only to the extent and for so long as such permit, lease, license, contract or other agreement or applicable Law validly prohibits the creation of a Lien on such property in favor of the Secured Parties and, upon the termination of such prohibition (by written consent or in any other manner), such property shall cease to constitute “Excluded Property”; (b) voting Equity Interests of any first-tier Foreign Subsidiary in excess of 65% of the aggregate outstanding voting Equity Interests of such first-tier Foreign Subsidiary and any Equity Interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, (c) to the extent that applicable Law requires that a Subsidiary of any Grantor issue nominee or directors’ qualifying shares, such nominee or qualifying shares; (d) Excluded Accounts listed in clause (a) of the definition thereof; (e) building fixtures such as plumbing, lighting and HVAC systems; (f) any property that is subject to a purchase money Lien or a Capital Lease Obligation permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or the document providing for such Capital Lease) prohibits the creation by such Grantor of a Lien thereon or requires the consent of any Person, other than the Borrower and/or its Affiliates (which has not been obtained), as a condition to the creation of any other Lien on such property; (g) Intellectual Property; (h) real property owned in fee simple; and (i) other assets (other than accounts and inventory) to the extent Administrative Agent determines in its reasonable discretion that the cost of obtaining such pledge or security interest is excessive in relation to the benefit thereof or otherwise determines is not required. For the avoidance of doubt, it is understood and agreed that no Equity Interests held directly or indirectly by a Foreign Subsidiary shall be Collateral under this Agreement.

“Excluded Swap Obligation” means, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Grantor of, or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 29 and any other “keepwell, support or other agreement” for the benefit of such Grantor and any and all guarantees of such Grantor’s Swap Obligations by other Subsidiaries) at the time the Guarantee of such Grantor, or a grant by such Grantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Grantors” has the meaning set forth in the introductory paragraph hereto.

“Intellectual Property” means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Lenders” has the meaning set forth in the introductory paragraph hereto.

“Perfection Certificate” has the meaning set forth in Section 6.

“Pledge Agreement” has the meaning set forth in Section 5.1.

“Pledged Interests” has the meaning set forth in Section 4.2(a).

“Qualified ECP Guarantor” means, at any time, each Grantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Grantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 29).

“Swap Obligations” means with respect to any Grantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

2.    Grant of Security Interest.

2.1.    Grant; Collateral Description.    As collateral security for the payment and performance in full of the Obligations, each Grantor expressly grants to the Administrative Agent, for the benefit of the Secured Parties to secure the payment and performance in full of all of the Obligations, a continuing security interest in and Lien on the following properties, assets and rights of such Grantor or in which such Grantor has an interest, wherever located, whether now owned or hereafter acquired or arising, all accessions thereto and all replacements, substitutions, proceeds and products thereof (collectively, together with the Equity Interests Collateral (as defined in the Pledge Agreement), the “Collateral”): all personal and fixture property of every kind and nature including without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, all general intangibles (including, without limitation, all payment intangibles and all permits and licenses of any kind) to the extent permitted by applicable Law (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any successor provision or provisions), all cash and all books and records evidencing an interest therein or pertaining to any of the foregoing and all replacements, substitutions, proceeds and products of any of the foregoing; provided, however, that the Collateral shall not include Excluded Property; provided, further that (x) Excluded Property shall not include any accessions to or any proceeds, products, substitutions or replacements of Excluded Property (unless such accessions, proceeds, products, substitutions or replacements would otherwise constitute Excluded

Property) and (y) if and when any Excluded Property shall cease to be Excluded Property, such property shall be deemed at all times from and after such date to constitute Collateral hereunder.

2.2.    Commercial Tort Claims.    The Administrative Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Grantors’ compliance with Section 4.5.

2.3. Administrative Agent as Control Agent. To the extent that the Administrative Agent has agreed in any intercreditor agreement or otherwise to hold any of the Collateral as control agent for itself and any other Secured Party, the Grantors, in addition to the foregoing grant in favor of the Administrative Agent, shall be deemed to have granted a Lien and security interest in such control Collateral to the Administrative Agent in its capacity as control agent for itself and such other Secured Party.

3.    Authorization to File Financing Statements.    Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction or other jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the UCC or the Uniform Commercial Code Statute of such other applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent’s request. Each Grantor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction or other jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.    Other Actions. Further to ensure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, each Grantor agrees, in each case at such Grantor’s expense, to take the following actions with respect to the following Collateral and without limitation on such Grantor’s other obligations contained in this Agreement:

4.1.    Promissory Notes and Tangible Chattel Paper. If such Grantor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper, such Grantor shall promptly notify the Administrative Agent in writing, and upon the request of the Administrative Agent, shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify; provided that, the Grantors shall not be required to notify the Administrative Agent or take such action with respect to promissory notes or tangible chattel paper held by any Grantor with a value of less than $2,500,000 individually or, when taken together with other such promissory notes and tangible chattel paper excluded under this proviso, $5,000,000 in the aggregate at any time.

4.2.    Investment Property.

(a) Delivery of Certificates. If such Grantor, now or at any time hereafter, holds or acquires any certificated securities or instruments representing or evidencing investment property or other Equity Interests (other than Excluded Property) (“Pledged Interests”), such Grantor shall promptly notify the Administrative Agent in writing and upon the request of the Administrative Agent, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify; provided that, except with respect to Pledged Interests constituting Equity Interests of Subsidiaries (other than Excluded Property), the Grantors shall not be required to notify the Administrative Agent or take such action with respect to Pledged Interests evidencing Indebtedness in favor of any Grantor with a value of less than $2,500,000 individually or, when taken together with other such Pledged Interests excluded under this proviso, $5,000,000 in the aggregate at any time.

(c) Uncertificated Securities. If any securities now owned or hereafter acquired by such Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Administrative Agent in writing thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) cause the issuer to agree to comply, without further consent of such Grantor or such nominee, at any time with instructions from the Administrative Agent as to such securities, or (b) arrange for the Administrative Agent to become the registered owner of the securities; provided that, except with respect to any such securities constituting Equity Interests of Subsidiaries (other than Excluded Property), the Grantors shall not be required to notify the Administrative Agent or take such action with respect to any such securities with a value of less than $2,500,000 individually, or when taken together with other such securities excluded under this proviso, $5,000,000 in the aggregate at any time.

4.3.    Electronic Chattel Paper and Transferable Records. If such Grantor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent in writing thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest control in the Administrative Agent, under §9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC §9-105 or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

4.4.    Letter-of-Credit Rights. If such Grantor is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter (other than, as long as no Default or Event of Default exists, a letter of credit for less than $2,500,000), such Grantor shall promptly notify the Administrative Agent in writing thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (a) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in Section 8.03 of the Credit Agreement.

4.5.    Commercial Tort Claims. If such Grantor shall, now or at any time hereafter, hold or acquire a commercial tort claim (other than, as long as no Default or Event of Default exists, a commercial tort claim for less than $2,500,000), such Grantor shall promptly notify the Administrative Agent in a writing signed by such Grantor of the particulars thereof and grant to the Administrative Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

4.6. Reserved.

4.7.    Other Actions as to any and all Collateral. Each Grantor further agrees, promptly upon request of the Administrative Agent and at the Administrative Agent’s option, to take any and all other actions as the Administrative Agent may reasonably determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in any and all of the Collateral, including, without limitation, (a) executing, to the extent, if any, that such Grantor’s signature thereon is required therefor, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, (b) causing the Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (c) reserved; (d) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (e) obtaining governmental and other third party waivers, consents and approvals in form and substance reasonably satisfactory to the Administrative Agent, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, (f) obtaining, as promptly as practicable, but in any event within ninety (90) days of any request therefor, or such other later time, if any, to which the Administrative Agent may agree, waivers from mortgagees in form and substance reasonably satisfactory to the Administrative Agent and (g) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant UCC or other jurisdiction.

5.    Reserved.

5.1.    Pledge Agreement.    Concurrently herewith each Grantor is executing and delivering to the Administrative Agent a pledge agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Pledge Agreement”) pursuant to which such Grantor is pledging to the Administrative Agent, for the benefit of the Secured Parties, certain Equity Interests in certain of its Subsidiaries. Such pledge shall be governed by the terms of the Pledge Agreement and the representations, warranties and covenants with respect to the Collateral herein shall apply to the Equity Interests Collateral (as defined in the Pledge Agreement).

6.    Representations and Warranties Concerning Grantors’ Legal Status. Each Grantor has delivered to the Administrative Agent a certificate signed by such Grantor and entitled “Perfection Certificate” (the “Perfection Certificate”). Each Grantor represents and warrants to the Administrative Agent and the Secured Parties as follows as of the date hereof: (a) such Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) such Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate delivered by such Grantor, (c) the Perfection Certificate delivered by such Grantor accurately sets forth such Grantor’s organizational identification number or accurately states that such Grantor has none, (d) the Perfection Certificate delivered by such Grantor accurately sets forth such Grantor’s federal taxpayer identification number, (e) the Perfection Certificate delivered by such Grantor accurately sets forth such Grantor’s place of business or, if more than one, its chief executive office, as well as such Grantor’s mailing address, if different, and (f) all other information set forth on the Perfection Certificate pertaining to such Grantor is accurate and complete in all material respects.

7.    Covenants Concerning Grantors’ Legal Status. Each of the Grantors covenants with the Administrative Agent as follows: (a) without providing at least thirty (30) days’ prior written notice (or such later date agreed to by the Administrative Agent) to the Administrative Agent, such Grantor will not change its name, its jurisdiction of organization, its chief executive office, or organizational identification number if it has one, (b) if such Grantor adds any additional location at which, inventory, machinery or equipment with the aggregate value in excess of $2,500,000 are located (except for property in transit and short-term temporary locations in the ordinary course of business), such Grantor will, with delivery of the financial statements pursuant to Section 6.01(a) and 6.01(b) of the Credit Agreement (or such later date agreed to by the Administrative Agent), notify the Administrative Agent in writing of such additional locations added during the most recently ended fiscal quarter and, if elected by such Grantor, any anticipated locations to be added in the succeeding fiscal quarter, (c) if such Grantor does not have an organizational identification number and later obtains one, such Grantor will promptly notify the Administrative Agent of such organizational identification number, (d) such Grantor will promptly notify the Administrative Agent of any change to its type of organization, jurisdiction of organization or other legal structure, and (e) with respect to the foregoing, such Grantor will forthwith take all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent.

8.    Representations and Warranties Concerning Collateral, Etc. Each Grantor further represents and warrants to the Administrative Agent as follows as of the date hereof: (a) such Grantor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any Person or any adverse Lien, security interest or other encumbrance, except for the security interest created by this Agreement and other Permitted Liens, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9-102(a)(34) of the UCC, (c) such Grantor holds no material commercial tort claim except as indicated on its Perfection Certificate, (d) such Grantor has at all times operated its business in material compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and (e) all other information set forth on the Perfection Certificate delivered by such Grantor pertaining to the Collateral is accurate and complete in all material respects.

9.    Covenants Concerning Collateral, Etc. Each Grantor further covenants with the Administrative Agent as follows: (a) except for the security interest herein granted and Permitted Liens, such Grantor shall be the owner of the Collateral free from any Lien, and such Grantor shall use commercially reasonable efforts to defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Administrative Agent, and (b) if requested by the Administrative Agent and only with respect to any such accounts with a value in excess of $2,500,000 individually, or when taken together with other such accounts excluded under this clause (b), $5,000,000 in the aggregate at any time, such Grantor will cooperate with the Administrative Agent in making such filings and executing such agreements and instruments as are necessary to permit the Administrative Agent to perfect its security interest in accounts that arise from contracts with any federal, state or local governmental authority to the extent covered by the Federal Assignment of Claims Act or like federal, state or local statute.

10. Insurance.

10.1. Maintenance of Insurance. The Borrower and its Subsidiaries will maintain insurance in accordance with (and will comply with) Section 6.07 of the Credit Agreement.

10.2. Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days’ prior written notice to Administrative Agent in the event of cancellation of the policy for any reason whatsoever (10 days’ notice for nonpayment). In the event of failure by the Grantors to provide and maintain insurance as herein provided or in the Credit Agreement, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Grantors. The Grantors shall furnish the Administrative Agent with certificates of insurance and, upon request, copies of policies evidencing compliance with the foregoing insurance provision. Each Grantor agrees to deliver to Administrative Agent, upon request, copies of all material reports made to insurance companies. While no Event of Default exists, Grantors may settle, adjust or compromise any insurance claim, and all insurance proceeds shall be payable to the Grantor. If an Event of Default exists, then only Administrative Agent shall be authorized to settle, adjust and compromise such claims and proceeds shall be delivered to Administrative Agent at its request.

11.    Collateral Protection Expenses; Preservation of Collateral.

11.1.    Expenses Incurred by Administrative Agent. In the Administrative Agent’s discretion, if the Grantors fail to do so, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Grantors agree to reimburse the Administrative Agent on demand for all expenditures so made. The Administrative Agent shall have no obligation to the Grantors to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

11.2.    Administrative Agent’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Grantors shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder. None of the Administrative Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent may be entitled at any time or times. The Administrative Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

12.    Securities and Deposits. The Administrative Agent may at any time during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations in accordance with Section 8.03 of the Credit Agreement. Whether or not any Obligations are due, the Administrative Agent may, during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, during the continuance of an Event of Default, any deposits or other sums at any time credited by or due from the Administrative Agent to any Grantor may at any time be applied to or set off against any of the Obligations as provided in Section 10.08 of the Credit Agreement.

13.    Notification to Account Debtors and Other Persons Obligated on Collateral. Until the Administrative Agent requests, pursuant to the next sentence of this provision, that account debtors and other Persons obligated on any of the Collateral be notified of the Administrative Agent’s security interest in such Collateral, the Grantors shall continue to collect payments from such account debtors and other obligors. If an Event of Default shall have occurred and be continuing, the Grantors shall, at the request and option of the Administrative Agent, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Administrative Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent’s agent therefor, and the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Grantor, so notify account debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Grantors shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Grantors as trustee for the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the Agents, without commingling the same with other funds of such Grantor and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. During the continuance of an Event of Default, the Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Administrative Agent to the Obligations in accordance with Section 8.03 of the Credit Agreement, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.    Power of Attorney.

14.1. Appointment and Powers of Administrative Agent. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in the Administrative Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon notice to such Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities, (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; (iv) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (v) settle, adjust, modify, compromise, discharge, or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (vi) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Administrative Agent deems advisable; (vii) collect, liquidate, and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (viii) prepare, file, and sign a Grantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment, or satisfaction of Lien or similar document; (ix) receive, open and dispose of mail addressed to a Grantor, and notify postal authorities to deliver any such mail to an address designated by the Administrative Agent; (x) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory, or other Collateral; (xi) use a Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (xii) use information contained in any data processing, electronic, or information systems relating to Collateral; (xiii) make and adjust claims under insurance policies; and (xiv) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Grantor is a beneficiary; and

(b) to the extent that such Grantor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without such Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature.

14.2.    Ratification by Grantors. To the extent permitted by applicable Law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3.    No Duty on Administrative Agent. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for the Administrative Agent’s own gross negligence or willful misconduct.

15.    Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent, without any other notice to or demand upon any Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies as may be provided to a secured party under the UCC (or under any other applicable Law) or in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as such Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require such Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Grantor’s principal office(s) or at such other locations as the Administrative Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to the Grantors at least ten (10) days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Grantor hereby acknowledges that ten (10) days’ prior written notice of such sale or sales shall be reasonable notice. In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

16.    License. The Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Grantors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Such license shall only be used after the occurrence and during the continuance of an Event of Default. Each Grantor’s rights and interests under Intellectual Property shall inure to the Administrative Agent’s benefit.

17.    Standards for Exercising Rights and Remedies.    To the extent that applicable Law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each of the

Grantors acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each of the Grantors acknowledges that the purpose of this Section 17 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 17. Without limitation upon the foregoing, nothing contained in this Section 17 shall be construed to grant any rights to the Grantors or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable Law in the absence of this Section 17.

18.    No Waiver, Etc. The Administrative Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

19.    Suretyship Waivers by Grantors.    Except as otherwise expressly provided herein, each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. Except as otherwise provided by applicable Law, the Administrative Agent shall have no duty as to the collection or protection of the

Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. Each Grantor further waives any and all other suretyship defenses.

20.    Marshalling.    None of the Administrative Agent nor any Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that they lawfully may, the Grantors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

21. Grantors’ Obligations Not Affected. The obligations of each Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Administrative Agent or any Secured Party of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (b) any amendment to or modification of the Credit Agreement, the Notes, the other Loan Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Security Documents (other than this Agreement); or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not such Grantor shall have notice or knowledge of any of the foregoing, such Grantor hereby generally waiving all suretyship defenses to the extent applicable.

22.    Expenses; Proceeds of Dispositions.    The Grantor shall pay to the Administrative Agent on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent’s rights and remedies under or in respect of any of the Obligations or any of the Collateral in accordance with Section 11.04(a) of the Credit Agreement. The proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in Section 8.03 of the Credit Agreement. In the absence of payment in full of the Loan and other Obligations and termination of the Commitments, the Grantors shall remain jointly and severally liable for any deficiency.

23.    Overdue Amounts.    Until paid, all amounts due and payable by the Grantors hereunder shall be Obligations secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate as set forth in Section 2.08 of the Credit Agreement.

24.    Governing Law; Consent to Jurisdiction.

(a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY SECURED PARTY, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

25.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26.    Termination; Release of Certain Collateral.    Upon payment in full of the Loan and other Obligations (other than any Obligations under Secured Cash Management Agreement or Secured Hedge Agreement), termination of all Letters of Credit (other than Letters of Credit that have been backstopped by a standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the applicable L/C Issuer or cash collateralized in amounts and pursuant to arrangements reasonably satisfactory to the applicable L/C Issuer) and termination of the Commitments, this Agreement shall terminate and the Administrative Agent shall, at the Grantors’ request and expense, (a) return such Collateral in the possession or control of the Administrative Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Administrative Agent hereunder and (b) file such UCC termination statements and such other instruments of discharge and termination as the Grantors may reasonably request to evidence the termination of the security interests and Liens in the Collateral granted hereunder. Further, the Administrative Agent hereby agrees that upon the Grantors’ request and to the extent permitted pursuant to the terms of the Credit Agreement, it will release its security interest in such portion of the Collateral which is sold by any of the Grantors to a Person that is not a Grantor pursuant to a Disposition permitted under Section 7.05 of the Credit Agreement.

27.    Miscellaneous.    The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Grantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and its successors and assigns; provided that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Grantor acknowledges receipt of a copy of this Agreement.

28.    Joinder of Additional Guarantors.    The Grantors shall cause each Subsidiary which, from time to time, is not an Excluded Subsidiary under the Credit Agreement to execute and deliver to the Administrative Agent a joinder hereto in a form reasonably acceptable to the Administrative Agent and take all actions necessary to perfect the Liens created hereunder, in each case, in accordance with the requirements set forth in Section 6.12 of the Credit Agreement. The execution and delivery of such joinder hereto shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect.

29.    Keepwell. Each Grantor that is a Qualified ECP Guarantor at the time the Guarantee or the grant of the security interest hereunder or under the other Loan Documents, as applicable, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 29 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 29 shall remain in full force and effect until this Agreement terminates in accordance with Section 26. Each Qualified ECP Guarantor intends this Section 29 to constitute, and this Section 29 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

30. Release of Grantors.    Upon a Grantor ceasing to be a Subsidiary Guarantor under the Credit Agreement in accordance with the terms thereof, the Administrative Agent shall, upon request of the Grantor, release such Grantor from its obligations hereunder and take such actions as are reasonably requested by such Grantor to terminate and release all security interests hereunder in respect of such Grantor.

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IN WITNESS WHEREOF, intending to be legally bound, each of the Grantors and the Administrative Agent have caused this Agreement to be duly executed as of the date first above written.

GRANTORS:

HALOZYME THERAPEUTICS, INC.

By:	/s/ Nicole LaBrosse
Name:	Nicole LaBrosse
Title:	Senior Vice President and Chief Financial Officer

HALOZYME, INC.

By:	/s/ Nicole LaBrosse
Name:	Nicole LaBrosse
Title:	Chief Financial Officer

ANTARES PHARMA, INC.

By:	/s/ Nicole LaBrosse
Name:	Nicole LaBrosse
Title:	Secretary

Halozyme Therapeutics, Inc.

Security Agreement

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kevin L. Ahart
Name:	Kevin L. Ahart
Title:	Vice President

Halozyme Therapeutics, Inc.

Security Agreement

Signature Page